UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                                                                                     May 2, 2012

INTERSIL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-29617	59-3590018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1001 Murphy Ranch Road Milpitas, California		95035
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(408) 432-8888

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

a)	Intersil Corporation (“Intersil”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on May 2, 2012 in Milpitas, California.

b)	At the Annual Meeting, the shareholders considered and approved items 1, 2, 3, 4 and 5 below. The total shares voted were 121,742,581.

1)	Election of Directors. All nine (9) of management’s nominees for our Board of Directors were elected by the following votes:

Nominee	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
David B. Bell	110,455,502	3,203,700	24,264	8,059,115
Dr. Robert W. Conn	109,787,515	3,858,653	37,298	8,059,115
James V. Diller	111,485,746	2,158,382	39,338	8,059,115
Gary E. Gist	109,131,935	4,512,090	39,441	8,059,115
Mercedes Johnson	112,223,944	1,422,122	37,400	8,059,115
Gregory Lang	111,508,917	2,137,141	37,408	8,059,115
Jan Peeters	109,682,440	3,963,727	37,299	8,059,115
Robert N. Pokelwaldt	109,762,935	3,884,759	35,772	8,059,115
James A. Urry	108,956,556	4,528,319	198,591	8,059,115

2)	To ratify the appointment of KPMG LLP as Intersil’s independent, registered certified public accounting firm. The voting results were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
116,486,513	5,185,830	70,238	---

3)	To approve an amendment to the Intersil Corporation Employee Stock Purchase Plan. Details of the plan amendment can be found in the definitive proxy statement. The voting results were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
111,928,100	1,580,802	174,564	8,059,115

4)
To approve an amendment to the Intersil Corporation Amended and Restated 2008 Equity Compensation Plan.  Details of the plan amendment can be found in the definitive proxy statement.  The voting results were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
86,814,146	26,847,405	21,915	8,059,115

5)
To approve, on an advisory basis, the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosure in our proxy statement.  The voting results were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
111,088,926	2,402,420	192,120	8,059,115

SIGNATURE

Pursuant to the requirements of the Signature Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERSIL CORPORATION

Date:	May 3, 2012	By:	/s/ Thomas C. Tokos
		Name:	Thomas C. Tokos
		Title:	Sr. Vice President, General Counsel and Secretary